UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EVERETT SPINCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1800317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Hanover Street, Palo Alto, CA	94304
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share.	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-214393

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1: Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”), of Everett SpinCo, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Everett Capital Stock Before and After the Merger” contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-214393), initially filed with the Securities and Exchange commission on November 2, 2016, as amended by amendments to such Registration Statement filed on December 7, 2016, February 14, 2017 and February 24, 2017, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

The Registrant will be renamed “DXC Technology Company” in connection with the proposed merger of Everett SpinCo, Inc. and Computer Sciences Corporation.

Item 2: Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EVERETT SPINCO, INC.

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	President and Secretary

Date: March 15, 2017